                                                                     EXHIBIT 4.3







                 AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------




                                                                 August 12, 1998

Congress Financial Corporation, as Agent and each of the financial institutions from time to time parties to the Loan
Agreement referred to below


Ladies and Gentlemen:

       Congress Financial Corporation in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Agent"), The CIT Group/Business Credit, Inc. in its capacity as co-agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Co-Agent"), and the financial institutions which are parties to the Loan Agreement as lenders (collectively, "Lenders") have entered into financing arrangements with Edison Brothers Stores, Inc. ("Edison"), Edison Brothers Apparel Stores, Inc. ("Edison Apparel") and Edison Puerto Rico Stores, Inc. ("Edison Puerto Rico", and together with Edison and Edison Apparel, individually, a "Borrower" and collectively, "Borrowers") and the other signatories to the Loan Agreement as guarantors (individually, a "Guarantor" and collectively, "Guarantors"), pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of September 26, 1997, by and among Agent, Co-Agent, Lenders, Guarantors and Borrowers, as amended by Amendment No. 1 to Loan and Security Agreement, dated April 13, 1998 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents or instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, including the Loan Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

       Borrowers and Guarantors have requested certain amendments to the Loan Agreement and Agent, Co-Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained in this Amendment. By this Amendment, Agent, Co-Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments.

       In consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:






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       1.  Definitions.

           (a)  Amendments to Definitions:

                (i) All references to the term "Interest Rate" in the Loan Agreement and each such reference is hereby amended to mean, as to Prime Rate Loans, a rate of one-quarter percent (1/4%) per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and one-half percent (2 1/2%) per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower as in effect three (3) Business Days after the date of receipt by Agent of the request of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to such Borrower); provided that; the Interest Rate shall be increased to the rate of two and one-quarter percent (2 1/4%) per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one-half percent (4 1/2%) per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Agent's option, without notice, for the period on and after (a) the date of termination hereof and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against such Borrower), or (b) the date of the occurrence of any Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other act, condition or event is continuing.

                (ii) All references to the term "Net Worth" in the Loan Agreement and each such reference is hereby amended to exclude, as to Borrowers, the effect of writeoffs with respect to fixed assets of Borrowers required pursuant to FFAS 121, "Accounting for Long Lived Assets and for Long Lived Assets to be Disposed of", of up to $3,000,000 for such writeoffs relating to the fiscal year of Borrowers ending January 30, 1999, up to $2,000,000 of such writeoffs relating to the fiscal year of Borrowers ending January 29, 2000 and up to $1,000,000 for any such writeoffs in any fiscal year of Borrowers thereafter.

           (b) Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement, unless otherwise defined herein.

       2.  Letter of Credit Accommodations.

           (a) Section 2.2(b) of the Loan Agreement is hereby amended by deleting the reference to "one and one-quarter percent (1 1/4%)" contained therein and substituting the following therefor:

                "one and one-half percent (1 1/2%)".

           (b) Section 2.2(b) of the Loan Agreement is hereby amended by deleting the reference to "three and one-quarter percent (3 1/4%)" contained therein and substituting the following therefor:

                "three and one-half percent (3 1/2%)".

       3. Appraisals. Section 7.3(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

           "(d) upon Agent's request, such Borrower shall, at its expense, no more than once in any three (3) month period, but at any time or times as Agent may request at Agent's expense, or at any time or times as Agent may request at such Borrower's expense on or after an Event of Default exists or has occurred and so long as the same is continuing, deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent or upon which Agent is expressly permitted to rely;"

       4. Net Worth. Section 9.14 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

           "9.14 Net Worth. The consolidated Net Worth of Edison and its Subsidiaries shall, on the last day of each fiscal quarter of Borrowers and Guarantors, be equal to or exceed the amounts set forth below for the quarter indicated:

=================================================================
    Quarter                                   Amount
=================================================================

2nd Quarter 1998                          $70,000,000
=================================================================
3rd Quarter 1998                          $58,000,000
=================================================================
4th Quarter 1998                          $60,000,000
=================================================================
1st Quarter 1999                          $46,000,000
=================================================================
2nd Quarter 1999                          $32,000,000
=================================================================
3rd Quarter 1999                          $25,000,000
=================================================================
4th Quarter 1999                          $33,000,000
=================================================================
1st Quarter 2000                          $26,000,000
=================================================================
2nd Quarter 2000                          $24,000,000
=================================================================
3rd Quarter 2000                          $24,000,000
=================================================================
4th Quarter 2000                          $33,000,000
=================================================================
Each quarter thereafter                   $37,000,000
=================================================================


       5. Fees. In consideration of this Amendment, Borrowers shall (a) pay Agent for the account of Lenders, a facility amendment fee in an amount equal to $100,000 payable simultaneously with the execution hereof, which fee is fully earned as of the date hereof and (b) pay Agent for the account of Agent, an amendment administration fee in an amount equal to $25,000 payable simultaneously with the execution hereof, which fee is fully earned as of the date hereof. Such fees may, at the option of Agent, be charged directly to any of Borrowers' revolving loan accounts maintained by Agent for the account of Lenders under the Financing Agreements.

       6. Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

       7. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto in connection with this Amendment, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

       8. Binding Effect; Successors and Assigns. This letter agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

       9. Counterparts. This agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

       The parties hereto have caused this letter agreement to be duly executed and delivered by their authorized officers as of the day and year first above written.

                          Very truly yours,

                          EDISON BROTHERS STORES, INC.

                          By:        /s/   Thomas McCain
                              ----------------------------------------
                          Title:    Vice President - Controller
                                --------------------------------------

                          EDISON BROTHERS APPAREL STORES, INC.

                          By:        /s/   Thomas McCain
                              ----------------------------------------
                          Title:      Vice President - Controller
                                --------------------------------------

                         EDISON PUERTO RICO STORES, INC.

                         By:        /s/   Thomas McCain
                              ----------------------------------------
                         Title:       Vice President - Controller
                               ---------------------------------------


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]


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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]




ACKNOWLEDGED AND AGREED:

EDISON PAYMASTER, INC.
EDBRO MISSOURI REALTY COMPANY, INC.
EDISON BROTHERS STORES
  INTERNATIONAL, INC.
TOFAC OF PUERTO RICO, INC.

By:    /s/   Thomas McCain
   -----------------------------------
Title:   Vice President  - Controller
     ---------------------------------

EDISON INDIANA, LLC

By: EDISON BROTHERS APPAREL
    STORES, INC., its Manager

By:    /s/   Thomas McCain
   ----------------------------------
Title:  Vice President - Controller
      -------------------------------

CONGRESS FINANCIAL CORPORATION,
  as Agent and Lender

By:    /s/   Lawrence S. Forte
   ----------------------------------
Title:    First Vice President
      -------------------------------

THE CIT GROUP/BUSINESS CREDIT, INC.,
  as Co-Agent and Lender

By:    /s/   Edward Hirschfield
   ----------------------------------
Title:    Assistant Secretary
      -------------------------------